Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated April 13, 2007 relating to the financial statements of Limco-Piedmont Inc. (formerly known as Limco-Airepair, Inc.) as of and for the the years ended December 31, 2006 and 2005, and to the reference to our firm under the caption "Experts" in the Prospectus.

                                             /s/ VIRCHOW, KRAUSE & COMPANY, LLP,
                              An Independent Member of Baker Tilly International

Minneapolis, MN
June 26, 2007